                     MERCHANT AND PARTNER NETWORK AGREEMENT

     This Merchant and Partner Network Agreement (the "Agreement") is effective as of the 8th day of May, 2000 (the "Effective Date") by and between Dynamic Trade Inc. ("Network") and PTN Media ("Merchant").

                                   BACKGROUND

     Network is in the business of providing networked services between Internet commerce Web sites (as such services are described more fully in Section 1(g) hereof, (the "Services")). Merchant owns and maintains an on-line storefront on the World Wide Web, accessible to the public with a URL of www.fragrancedirect.com the "Merchant Site"). Network desires to provide the Services to the Merchant, and Merchant desires to appoint Network to provide the Service, all in accordance with the terms of this Agreement.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

1. DEFINITIONS

   (a) "Network Commission" shall mean 3% of the Net Sales Price.

   (b) "Network Fee" shall equal $0.00 per month.
       One time set up fee equal to $2,500 due at signing.

   (c) "Payment Period" shall mean the interval at which payments shall be made to Network and Partner Sites pursuant to Section 5(o). The Payment Period shall be Calendar Monthly. Minimum Payment shall be $50.00.

   (d) "Net Sales Price" shall mean the price at which Products are actually sold by Merchant to a Qualified Customer, exclusive of transportation and packaging costs, insurance, duties, taxes and other governmental charges, commercial, trade and cash discounts actually granted by Merchant.

   (e) "Products" shall mean those products available for sale on the Merchant Site at any time during the term of this Agreement.

   (f) "Qualified Customer" shall be a person who has accessed the Merchant Site via a link from a Partner Site that is facilitated by Services and who purchases from the Merchant Site within 90 days of such initial visit.

   (g) "Services" to be performed by Network for Merchant under the ConnectCommerce(TM) suite of services include (i) working on Merchant's behalf to secure and enroll appropriate Partner Sites for Merchant; (ii) providing the system that links the Merchant Site to Partner Sites; (iii) providing a server upon which the requisite software is housed; (iv) tracking purchases by Qualified Customers through the Partner Network;
       (v) billing Merchant for Partner Site Commissions; and (vi) dispersing funds delivered to Network as payment of Partner Site Commissions which meet payment criteria established by Network.

   (h) "Partner Site" shall mean sites on the World Wide Web that agree to provide a hypertext link or links that will direct third parties from such site to the Merchant Site in exchange for payment by Merchant to Partner Site of a commission for Products sold by Merchant to Qualified Customers.

   (i) "Partner Site Commissions" shall mean the percentage of Net Sales (as defined in the respective Partner Agreement) to which each Partner Site is entitled under its respective Partner Agreement. Standard Partner Site Commission shall be 5% of Net Sales Price. Partner Site Commissions shall vary from Partner Site to Partner Site with maximum Partner Site Commission equivalent to 8%. All Partner Site Commissions above and beyond this maximum shall be pre-approved by Merchant and have been adjusted so as to compensate for all returned and canceled orders.

2. TERM

   (a) Term. This Agreement shall commence on the Effective Date and shall continue for a period of one year (the "Initial Term"). This Agreement shall automatically renew annually thereafter for one year terms on the same terms and conditions of this Agreement unless otherwise agreed to in writing by the parties (herein collectively and individually called a "Renewal Term", and together with the Initial Term, called the "Term"), unless this Agreement shall be sooner terminated pursuant to the terms hereof.

   (b) Termination. Notwithstanding Section 2(a) above, this Agreement may be terminated by either party upon thirty (30) days advance written notice to the non-terminating party. Such termination shall not relieve Merchant of the obligation to pay all Partner Site Commissions and Network Commissions incurred prior to termination, including unbilled Commissions.

3. APPOINTMENT OF NETWORK; LIMITATIONS ON AUTHORITY OF NETWORK

   (a) Appointment of Network. Merchant hereby appoints Network, and Network hereby accepts appoinment, to provide the Services to Merchant for the Term of this Agreement.

   (b) Independent Contractors. The relationship of Network and Merchant established by this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venture of the other. The detailed operations of Network under this Agreement are subject to the sole control and management of Network. Network shall be responsible for all its own expenses and employees. Network agrees that it shall incur no expense chargeable to Merchant, except as may be specifically authorized in advance in writing in each case by Merchant.

   (c) Limitations on Authority of Network. The parties may from time to time agree on one or more forms of generic contracts that Network will be authorized to offer without need for signature by Merchant, provided they are accepted by the Partner Site without change. Otherwise, the Network will have no authority to assume or create any obligation on behalf of or in the name of Merchant or the Merchant Site, or to make any representations or warranties on behalf of Merchant or with respect to any Product. Neither Network nor any officer, agent or employee of Network shall be considered an agent, employee or legal representative of Merchant for any purpose.

4. OBLIGATIONS AND AGREEMENTS OF NETWORK

   (a) Locating Partner Sites for Merchant. Network shall use best efforts to locate and enroll appropriate Partner Sites to link to Merchant's Site, using a three party agreement that defines the respective duties of each party and specifics (each resulting contract an "Partner Agreement"). Network shall be responsible for obtaining from the respective Partner Site prior to or at the time of payment, accurate information as to its federal tax ID number, legal name, and mailing address.

   (b) Facilities. Network shall provide itself with, and be solely responsible for, such facilities, employees, business organization, permits, licenses, and other forms of clearance from governmental or regulatory agencies as are necessary for the conduct of its business operations in accordance with this Agreement.

   (c) Tracking Product Purchases by Qualified Customers. Network shall identify and track orders received from Qualified Customers so that Partner Site Commissions can be calculated and in accordance with the respective Partner Agreement.

   (d) Payment to Partner Sites. Network is obligated pay Partner Site Commissions in accordance with the payment criteria established in the Partner Agreement but only after the Network has received payment from merchant. Network shall establish a separate bank account for use only to retain deposits of Partner Site Commissions until they are paid out to Partner Sites. Network may withdraw interest, if any, earned on deposits to this segregated account and may deposit commissions owed to Partner Sites by other merchants into this segregated account, but shall not use funds in the account for any purpose other than making payments to Partner Sites as required by their respective agreements with Merchant and other merchants. Network shall only be required to make payments to Partner Sites that have supplied the necessary Payment Information to receive payment such as i) federal tax ID number, ii) company address and
iii) proper company name and are entitled to receive at least Minimum Payment.

5. OBLIGATIONS OF MERCHANT

   (a) Maintaining Merchant Site. Merchant shall be solely responsible for operating, maintaining and managing the content of the Merchant Site in the ordinary course of its business. Merchant shall also be solely responsible for all aspects of the relationship with the customer, including without limitation:
(i) accepting and processing Product orders; (ii) fulfilling Product orders;
(iii) managing returned Products and cancellations; (iv) collecting payment from customers, including all taxes or other charges due upon sales of the Products; and (v) servicing customers. Network shall not be deemed to be involved in any transaction of any kind between Merchant and its customers, including Qualified Customers.

   (b) Setting Prices: Warranty. Merchant shall, in its sole discretion, set all prices for Products and set all warranty terms, if any. In addition, any Product warranty shall run directly from Merchant to the Qualified Customer. Merchant shall provide Network with sales and marketing information applicable to Products, and shall furnish at reasonable cost such catalogs, specifications, promotional literature, and other materials pertaining to Products as are available from time to time.

   (c) Payment to Network. Merchant shall deliver to Network all Partner Site Commissions, Network Fees and Network Commissions (the "Network Payment") within twenty (20) days following the established Payment Period following Merchant's receipt of payment from a Qualified Customer for Products.

   (d) Assisting with Tracking. In the event of a disagreement between the individual records of a Partner Site and the records maintained by the Network, Merchant shall use its best efforts to assist Network in resolving the discrepancy. Such assistance would include providing Network with order detail information about the order in question.

6. REPRESENTATIONS AND WARRANTIES

   Each party represents and warrants to the other party that: (a) such party has all necessary right, power and authority to enter into this Agreement and to perform its obligations under this Agreement; and (b) nothing contained in this Agreement or required by such party's performance hereunder will place such party in breach of any other contract or agreement to which it is a party.

7. LIMITATION OF LIABILITY

   (a) Limitation of Merchant Liability. Merchant shall not be liable to Network for Merchant's failure to fill orders placed by Qualified Customers, or for any delay in filling such orders. Merchant shall not be liable to Network in the event that Merchant encounters technical or other difficulties which may periodically hinder the operation of the Merchant Site. MERCHANT MAKES NO WARRANTIES TO NETWORK WITH RESPECT TO THE PRODUCTS OR THE MERCHANT SITE, WHETHER EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, AND MERCHANT SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. IN NO EVENT SHALL MERCHANT'S LIABILITY HEREUNDER EXCEED THE TOTAL AMOUNT OF NETWORK PAYMENTS THAT SHOULD HAVE BEEN DIRECTED TO NETWORK UNDER THIS AGREEMENT.

   (b) Limitation of Network Liability. NETWORK MAKES NO WARRANTIES TO MERCHANT WITH RESPECT TO THE SERVICES (INCLUDING WITHOUT LIMITATION THE SOFTWARE AND ANY OTHER INTELLECTUAL PROPERTY), WHETHER EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, AND NETWORK SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. IN NO EVENT SHALL NETWORK'S AGGREGATE LIABILITY HEREUNDER EXCEED THE TOTAL AMOUNT OF NETWORK COMMISSIONS ACTUALLY PAID BY MERCHANT TO NETWORK UNDER THIS AGREEMENT.

   (c) Limitation of Liability of Both Parties. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES, LOSSES, COSTS OR EXPENSES OF ANY KIND, HOWEVER CAUSED, AND WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCTS LIABILITY OR ANY OTHER THEORY OF LIABILITY REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES, COSTS OR EXPENSES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST OR IMPUTED PROFITS ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION. EACH PARTY HEREBY WAIVES ANY CLAIMS THAT THESE EXCLUSIONS DEPRIVE SUCH PARTY OF AN ADEQUATE REMEDY.

8. CONFIDENTIALITY

   In connection with the business relationship contemplated by this Agreement, each party may receive or have access to commercially valuable technical and non-technical confidential or proprietary information ("Confidential Information") of the other party. Confidential Information includes all information, whether oral or written, relating to the business of a party that is not generally known or available to others, including, without limitation, source code and documentation for software, trade secrets, customer lists, pricing strategies, marketing and business plans, information concerning a party's vendors, and a party's contemplated plans, strategies and prospects. Each party acknowledges and agrees that any Confidential Information received or obtained from the other party will be the sole and exclusive property of the other party and may not be used, dissaminated or disclosed except as may be necessary to perform the obligations required under this Agreement or as may be required by law.

9. TRADEMARKS AND PROPRIETARY RIGHTS

   (a) Ownership of Intellectual Property. Each party owns and shall retain all right, title and interest in its names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology, including, without limitation, those names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology currently used or which may be developed and/or used by it in the future. Except as provided in this Agreement or the Partner Agreement, neither party may distribute, sell, copy, reproduce or otherwise use any of the intellectual property of the other party without the express written consent of such party.

   (b) Ownership of Data Collected by Network. All data that passes through and is collected by the Network while performing the Services is property of the Network. Only data that is collected by the Network while performing the Services that can specifically identify the Merchant, its Qualified Customers or its Customers shall belong to Merchant and will be treated under the Confidentiality obligations in Section 8. Network uses and plans to continue to use data that it collects in an aggregate manner (i.e. that information which is gathered as a group of demographic data, and is not personally or company identifiable) for purposes to benefit the operations of the Network and the participating Merchants.

10. GENERAL PROVISIONS

   (a) Governing Law. The rights and obligations of the parties under this Agreement shall be governed by and construed under the laws of the State of Illinois without reference to conflict of laws principles.

   (b) Survival. The provisions of Section 1, 6, 7, 8, 9, and 10, and Sections 5(c) shall survive the termination or expiration of this Agreement for any reason. All other rights and obligations of the parties shall cease upon the effective termination date of this Agreement.

   (c) Excuses. Neither party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, riots, acts of government, shortage of materials or supplies, or any other cause beyond the reasonable control of such party; provided, that the party whose performance is affected by any such event gives the other party written notice thereof within ten (10) working days of such event or occurence.

   (d) Notice. Any notice, communication, or statement relating to this Agreement shall be in writing and deemed effective: (i) upon delivery when delivered in person; (ii) upon transmission when delivered by verified facsimile transmission; or (iii) when delivered by registered or certified mail, postage prepaid, return receipt requested, to the address of the respective party below:

To Merchant at:
PTN Media
2750 S. State St.
Ann Arbor, MI 45104
ATTN: Pete Klamka, President

To Network at:

Dynamic Trade Inc.
500 North Michigan Ave. #1540
Chicago, IL 60611
Phone: 312-644-6515
Fax No.: 312-644-65??
Attn: Merchant Contracts

   (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

   (f) Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless in writing signed by both parties.

   (g) No Waiver. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in ?? or any other instance, and the same shall be and remain in full force and effect.

   (h) Severability. If it is determined by a court of competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision shall be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement shall remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) shall be deemed not to be a part of this Agreement, provided that in such event the parties shall use their best efforts to negotiate in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

   (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which when taken together shall be deemed to constitute the same instrument.

   (j) Entire Agreement. This Agreement and the Partner Agreement ultimately entered into by and among Network, Merchant and the Partner Sites set forth the entire agreement and understanding of the parties relating to the subject matter thereof, and merges all prior discussions and writings between them with respect to the contents of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement effective as of the Effective Date.

PTN MEDIA                           DYNAMIC TRADE Inc.

/s/ Peter Klamka                    /s/ Jeffrey G. Molander
-------------------------------     -------------------------------
(Signature of Authorized Agent)     (Signature of Authorized Agent)

Peter Klamka                        Jeffrey G. Molander
(Printed Name)                      (Printed Name)

President                           Vice President
(Title)


[Remainder of Page Intentionally Left Blank]